Energy & Engine Technology Corporation Announces Letter of Intent to Acquire Assets of Anchor Manufacturing
February 09, 2005 11:42:00 AM ET

PLANO, Texas, Feb. 9 /PRNewswire-FirstCall/ -- EENT announced today that it has executed a binding letter of intent with Anchor Manufacturing of Tampa, Florida to purchase assets involved with its marine air conditioner manufacturing business. EENT has designed its split unit air conditioner for its AXP 1000 and AXP InfiniGen products, with the first 20 units produced by Anchor and delivered in January 2005. The letter of intent calls for a closing in April 2005. This latest acquisition will bring inhouse to BMZ Generators Technology, EENT's wholly owned subsidiary, control of a key component of its truck power generation units, and past design challenge. EENT will also gain access to Anchor's ongoing marine air conditioning business, which will dovetail with BMZ's marine generator business.

Anchor's marine air conditioners, which range from 7000 btu to 24000 btu, are designed to meet the requirements of both pleasure and other marine craft, and its superior air conditioners are the product of its state of the art assembly, testing and quality control procedures. Anchor has an extensive sales network with approximately 16 manufacturer's representatives covering 29 states and 5 countries, with 90 retail locations and distributors. It also sells units directly to original equipment manufacturers (boat builders) such as Larson Boats, Glastron Boats, Four Winns Boats, Albin Marine RI, Glacier Bay Catamarans, World Class Catamarans, Manta Catamarans, Solid Power Boats, Mirage Sportfish Yachts, Grand Harbor Trawlers, Strike Boats, Scoponich Yachts, Dorado Marine, Island Catamarans, Donzi Marine, Canaveral Custom Boats, Caliber Yachts, Rivolta Marine, Rybovitch Spencer, Battlecats Catamarans, Thompson Marine NY, Comption Marine and supplies its products to a number of builders located in South America (Mulceiro Marine and Estaleiro Marine), Africa (Charter Cats) and Asia (Mariner Yachts, Eagle Trawlers and Albin Marine Asia). There is good synergy with EENT's existing BMZ marine division as the Anchor acquisition will provide an additional distribution channel for BMZ's marine generator products. Anchor's philosophy is to provide quality product at a fair price, with superior customer service to ensure repeat business, in addition to an expanded customer base due to its excellent reputation. Anchor Manufacturing is a division of Anchor Tampa, Inc., which has been in the construction, marine and refrigeration/air conditioning business for 24 years, and currently employs 150 persons in the Tampa area.

About Energy & Engine Technology Corporation (OTC Bulletin Board: EENT)

EENT (http://www.eent.net ), headquartered in Plano, Texas, develops and markets power generation products for the long haul trucking industry and for marine, military and stand alone applications through its BMZ Generators Technology subsidiary.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this communication (as well as information included in oral statements or other written statements made or to be made by Energy & Engine Technology Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology and energy industries, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Energy & Engine Technology Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financial activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors.

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